UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2006 (July 26, 2006)
HERITAGE FINANCIAL GROUP
(Exact name of registrant as specified in its charter)

United States	000-51305	45-0479535

(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

310 W. Oglethorpe Blvd., Albany, Georgia	31701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       (229) 420-0000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
     On July 26, 2006, Heritage Financial Group’s Board of Directors named two new directors, expanding the Board to seven members. The new directors qualify as “independent” in accordance with the published listing requirements of the NASDAQ.
     The new directors, appointed by the Board to terms ending with the Annual Meeting of Stockholders in 2007, are:
James K. Land, age 55, who has been employed as the Planning Manager for Coats and Clark, a textile manufacturer, since 1987. He also has served on the Board of the Company’s banking unit, HeritageBank of the South, since 1995.
James L. Stanley, age 59, who has served as a Senior Magistrate Judge in the Georgia State courts in Lee County since 1998 and is the Chief Appraiser for Lee County. Stanley also has served on the Board of the Company’s banking unit, HeritageBank of the South, since 1996.
     There are no arrangements or understandings between Messrs. Land and Stanley and any other persons pursuant to which they were selected as director of the Company. They have not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-B in this Current Report on Form 8-K, and there are no family relationships between these directors and the Company’s other Board members and executive officers.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     None
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE FINANCIAL GROUP
Date: August 1, 2006	By:	/s/ O. Leonard Dorminey
O. Leonard Dorminey
President and Chief Executive Officer

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